EXHIBIT 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Fibrocell Science, Inc. of our report dated March 19, 2018 relating to the financial statements, which appears in Fibrocell Science, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement. /s/ PricewaterhouseCoopers LLP Philadelphia, PA July 27, 2018